EXHIBIT 99.1
FOR IMMEDIATE RELEASE

GENERAL FINANCE CORPORATION SWITCHES TO THE NASDAQ STOCK MARKET

Pasadena, CA - September 18, 2008 - General Finance Corporation (the “Company”) (AMEX: GFN, GFN.WS and GFN.U) today announced the decision of its Board of Directors to list its common stock, warrants and units on the NASDAQ Stock Market. Effective October 1, 2008, the common stock, warrants and units of the Company will trade on the NASDAQ Global Market under the symbols GFN, GFNCW and GFNCU, respectively.

About General Finance Corporation

The Company, through its indirect 86.2%-owned subsidiary, Royal Wolf, sells and leases portable storage containers, portable container buildings and freight containers to a broad cross section of industrial, commercial, educational and government customers throughout Australia and New Zealand.

Cautionary Statement Concerning Forward-Looking Statements

Statements in this news release that are not historical facts are forward-looking statements. Such forward-looking statements include, but are not limited to, the prospects of Royal Wolf. Readers are cautioned that these forward-looking statements involve certain risks and uncertainties, including those contained in filings with the Securities and Exchange Commission; such as the Company’s definitive proxy statement with respect to the Company’s acquisition of Mobile Office Acquisition Corp. and its subsidiary Pac-Van, Inc. filed on August 27, 2008, the Annual Report on Form 10-K for the fiscal year ended June 30, 2008 and its post-effective amendment on Form S-1.

Contact:
John Johnson
Chief Operating Officer
General Finance Corporation
(626) 584-9722 ext. 1009